Exhibit 10.1

Pursuit Attractions and Hospitality, Inc.

1401 17th Street, Suite 1400

Denver, CO 80202 Attn: Mike Archiopoli

May 18, 2026

Flyover Attractions B.V.

c/o Brogent Technologies, Inc.

No. 9, Fuxing 4th Road, Kaohsiung, Taiwan Attn: Eva Lin; David Hsieh; Jean Lai

Re: Extension of Termination Date under the Equity Purchase Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Equity Purchase Agreement, dated as of January 21, 2026 (as it may be further amended, restated or modified from time to time in accordance with its terms, the “Equity Purchase Agreement”), by and among Pursuit Attractions and Hospitality, Inc., a Delaware corporation (“Parent”), Pursuit Investment Holdings, Inc., a Delaware corporation, Brewster Inc., an Alberta corporation, Flyover Attractions B.V., a Netherlands corporation (“Buyer”) and Brogent Technologies, Inc., a Taiwan corporation. Unless otherwise defined in this letter agreement (this “Letter”), capitalized terms used herein shall have the meanings ascribed thereto in the Equity Purchase Agreement.

In accordance with Section 10.11 of the Equity Purchase Agreement, Parent and Buyer hereby mutually agree that the Termination Date set forth in Section 9.01(b) of the Equity Purchase Agreement is hereby extended from May 21, 2026 to July 31, 2026. By executing this Letter, each of Parent and Buyer confirm its understanding and agreement that: (a) the “Termination Date” for all purposes under the Equity Purchase Agreement and each Transaction Document is July 31, 2026 and (b) neither Parent nor the Buyer will have a right to terminate the Equity Purchase Agreement pursuant to Section 9.01(b) thereof prior to July 31, 2026.

The terms of this Letter shall be governed, enforced, construed and interpreted in a manner consistent with the provisions of the Equity Purchase Agreement. Except as expressly provided in this Letter, all of the terms and provisions in the Equity Purchase Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Letter does not constitute, directly or by implication, an amendment, modification or waiver of any provision of the Equity Purchase Agreement, or any other right, remedy, power or privilege of any party to the Equity Purchase Agreement, except as expressly set forth herein. The Equity Purchase Agreement, and the interpretation thereof set forth in this Letter, constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

Please indicate your agreement to the foregoing by signing in the space provided below.

PURSUIT ATTRACTIONS AND HOSPITALITY, INC.

By: /s/ David W. Barry

Name: David Barry

Title: Chief Executive Officer & President

Accepted and agreed, effective as of the date first set forth above:

FLYOVER ATTRACTIONS B.V.

By: /s/ Chih-Hung Ouyang

Name: Chih-Hung Ouyang

Title: Chairman & CEO

[Signature Page to Letter Agreement re Extension of Termination Date]